Exhibit 99.1

Sumtotal Systems Announces Delay In Filing Of Annual Report On Form 10-K

MOUNTAIN VIEW, CA (March 8, 2005) - SumTotal Systems, Inc. (NASDAQ: SUMT), the largest provider of learning and business performance technologies, services and processes, today announced that the Company will delay filing its Annual Report on Form 10-K with the SEC. The Company has not completed Management’s assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

Management has determined that it is unable to render an assessment on its internal control over financial reporting and therefore has decided to expand the scope of its internal control review, improve its existing documentation and conduct additional testing. This process will require the Company to delay the filing of its Form 10-K.

Management also believes that the financial results reported by the Company on February 2, 2005 for the quarter and year ended December 31, 2004 fairly present in all material respects the financial condition and results of operations of the Company as of December 31, 2004. However, until the Company and its external auditors complete their assessments and audit, there can be no assurance that there will not be a material change in the previously reported financial results.

As of the date of this press release, Management has identified the following material weaknesses in its internal controls:

•	lack of segregation of duties related to wire transfers and cash disbursements in the U.S. and several remote locations; and
•	failure to review investments to ensure accurate classification on the Company’s balance sheet.

The Company believes it has since remediated these identified weaknesses. The Company may conclude that it has additional material weaknesses in its internal control over financial reporting as it continues its documentation, testing and assessment process.

As a result, the Company will not be able to file its Form 10-K for the year ended December 31, 2004 until Management has completed its self-assessment and its external auditors have completed their independent assessment of the Company’s internal controls and delivered their opinion on the Company’s financial statements. As of the date of this press release, Management is unable to determine the date on which it will be able to file its form 10-K.

About SumTotal Systems

SumTotal Systems Inc. (NASDAQ: SUMT) is the business performance and learning technology industry’s largest single provider of technologies, processes and services. Formed by the merger of industry pioneers Docent and Click2learn, the company is uniquely focused on helping organizations harness and manage mission-critical intellectual power to solve real-world business problems and produce significant bottom-line results. SumTotal has helped accelerate performance and profit for more than 600 of the world’s best-known companies and federal and local government agencies, including Microsoft, AT&T, US Army, Air Force, Navy and Coast Guard, Vodafone, Aetna, Accenture, Cendant, Harley-Davidson, Wyeth, Wachovia and D & B. SumTotal Systems is headquartered in Mountain View, CA, with offices throughout the US, as well as in London, Paris, Heidelberg, Sydney, Tokyo and Hyderabad, India.

SAFE HARBOR STATEMENT/ FORWARD-LOOKING STATEMENTS

Information in this press release contains forward-looking statements. These statements represent SumTotal System’s expectations or beliefs concerning future events and include statements, regarding, among others, SumTotal System’s ongoing review, documentation and assessment of its internal controls over financial reporting; the Company’s external auditor’s review of the Company’s internal controls over financial reporting, the adequacy of management’s assessment of its internal controls over financial reporting, and the ability of the external auditors to deliver their opinion on the Company’s financial statements; the Company’s ability to file its Annual Report on Form 10-K in a timely fashion or at all; and the ability of the Company to remediate material weaknesses and deficiencies, both those identified as of the date of this press release and those yet-to-be identified. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Additional factors that could cause actual results to differ include, but are not limited to (i) completion of the year end audit by the Company’s external auditors which may delay, or prevent, the Company from filing its Form 10-K in a timely fashion or at all; (ii) adjustments that the Company’s external auditors may be required to make in connection with their year end audit which may result in material changes to the Company’s financial results as reported on Form 8-K on February 2, 2005; (iii) failure to comply with Section 404 of Sarbanes-Oxley in a timely fashion or at all, (iv) identification by the Company or its auditors of additional material weaknesses or significant deficiencies in the Company’s internal controls and procedures and/or documentation thereof; (v) the inability of the Company’s external auditors to be able to complete its assessment of the Company’s internal controls and procedures thereby rendering the Company’s ability to file its Form 10-K impossible; and (vi) other events and other important factors disclosed previously and from time to time in SumTotal’s filings with the Securities and Exchange Commission, including the quarterly report filed on Form 10-Q on November 15, 2004. SumTotal Systems assumes no obligation to update the information in this press release.

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Contact:

Neil Laird

Chief Financial Officer

SumTotal Systems

650-934-9525

nlaird@sumtotalsystems.com